EXHIBIT 11
                                                                      ----------

CROSSWALK.COM, INC.
COMPUTATION OF EARNINGS PER SHARE
31-MAR-02
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                                                                           THREE MONTHS ENDED MARCH 31, 2002

                                                                                                             Diluted        Basic
BASIC EARNINGS PER SHARE:                             Net Shares     Total    Grant/Purch.    Days          Weighted      Weighted
                                                        Added       Shares        Date     Outstanding       Shares        Shares
                                                      ----------   ---------    --------   -----------    -----------   -----------
Beginning balance                                                  7,959,721    01/01/02            90    716,374,890   716,374,890

Grant/Exercise of stock options and purchase warrants:
Assumed issued and outstanding - beginning of period                  45,730    01/01/98            90      4,115,700            --

Stock issued during the quarter:
Exercise of stock options in period:                       5,000       5,000    01/17/02            74        370,000       370,000
                                                           3,500       3,500    01/17/02            74        259,000       259,000

                                                                                                          -----------   -----------
End of period                                                      7,968,221                              721,119,590   717,003,890
Days Outstanding from Beginning of Period                                                                          90            90
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                                                                                                            8,012,440     7,966,710

Net Loss                                                                                                     (450,464)     (450,464)
------------------------------------------                                                                -----------   -----------

Net Loss per Share:  Diluted and Basic                                                                          (0.06)        (0.06)
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